                                                                    EXHIBIT 4(c)


                                 FIRST AMENDMENT


         FIRST AMENDMENT, dated as of March 15, 1999 (this "Amendment"), to the Revolving Credit Agreement, dated as of July 28, 1998 (the "Credit Agreement"), among MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), including each of THE CHASE MANHATTAN BANK and CHASE MANHATTAN BANK DELAWARE in their respective capacities as Issuing Lender, THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent ("Administrative Agent"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as syndication agent (the "Syndication Agent") and NATIONSBANK, N.A., a national banking association, as documentation agent (the "Documentation Agent").


                              W I T N E S S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

         WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.


         NOW, THEREFORE, the parties hereto hereby agree as follows:



         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         II. Amendments to Credit Agreement.

         1. Amendment to Subsection 6.3. Subsection 6.3 of the Credit Agreement is hereby amended by deleting the amount "$330,000,000" appearing therein and substituting, in lieu thereof, the amount "$275,000,000."

         2. Amendment to Schedule 1. Schedule 1 to the Credit Agreement is hereby amended by deleting said Schedule in its entirety and substituting in lieu thereof a new Schedule 1 in the form set forth in Annex A to this Amendment.

         III. Conditions to Effectiveness. This Amendment shall become effective as of (and the new Schedule 1 shall take effect on) March 15, 1999 subject to the Administrative Agent receiving the following:

         1. counterparts hereof executed by the Borrower, the Lenders and the Administrative Agent,

         2. resolutions of the Borrower in form and substance satisfactory to the Administrative Agent authorizing the execution, delivery and performance of this Amendment and

         3. for the account of each Lender executing this Amendment no later than March 15, 1999 a fee paid of .125% of such Lender's Commitment.

         IV. General.

         1. Representation and Warranties. To induce the Administrative Agent and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all of the Lenders as of the date hereof that the representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects on and as of such date, after giving effect to the effectiveness of this Amendment, as if made on and as of such date.

         2. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Credit Documents are and shall remain in full force and effect.

         4. Governing Law; Counterparts. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                         MITCHELL ENERGY & DEVELOPMENT CORP.


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                         THE CHASE MANHATTAN BANK, as
                                          Administrative Agent, an Issuing
                                          Lender and a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                         NATIONSBANK, N.A., as
                                          Documentation Agent and as a
                                          Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                         PNC BANK, NATIONAL ASSOCIATION, as
                                          Syndication Agent and as a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        CHASE MANHATTAN BANK DELAWARE, as
                                         an Issuing Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                        BANK ONE, TEXAS, N.A., as a Lender

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:




                                        ABN AMRO BANK N.V., HOUSTON AGENCY,
                                         as a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                        BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY, as a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         WELLS FARGO BANK (TEXAS), NATIONAL
                                          ASSOCIATION, as a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:



                                         THE BANK OF NOVA SCOTIA, as
                                          a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:





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                                                                               7



                                                                         ANNEX A
                                                              to First Amendment


                                                                     "Schedule 1
                                                                       to Credit
                                                                       Agreement


The Applicable Margin, Letter of Credit Commission Rate and Commitment Fee Rate will be based on ratings (the "Bond Rating") of the Borrower's senior unsecured debt by Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service Inc. ("Moody's"). Any change in such margins and fees resulting from a change in the Bond Rating shall be effective immediately. The figures below are in percentages.

==========================================================================================================
                                        Level 1       Level 2      Level 3      Level 4        Level 5
        Rating S&P/Moody's*              BBB+/          BBB/        BBB-/         BB+/           BB/
                                        Baa1 or         Baa2         Baa3         Ba1          Ba2 or
                                         higher                                                lower
----------------------------------------------------------------------------------------------------------
Letter of Credit Commission Rate**        .50           .70          .875        1.125          1.375
----------------------------------------------------------------------------------------------------------
Applicable Margin-Eurodollar Loans**      .50           .70          .875        1.125          1.375
----------------------------------------------------------------------------------------------------------
Applicable Margin-ABR Rate Loans**         0             0            0           .125          .375
----------------------------------------------------------------------------------------------------------
Commitment Fee Rate                       .125          .15          .225         .30           .375
==========================================================================================================

* In the event such Bond Ratings fall within different Levels, the foregoing will be based on the higher of the two Bond Ratings, provided that if the higher (i.e. lower numbered) Level shall be two or more Levels higher than the lower Level, the Level immediately below such higher Level shall govern. In the event no Bond Rating is in effect, Level 5 shall govern.

** On any date, when the Aggregate Outstanding Extension of Credit of the Lenders exceeds 33 1/3% of the Commitments of the Lenders then in effect, the Letter of Credit Commission Rate, the Applicable Margin-Eurodollar Loans and the Applicable Margin-ABR Rate Loans (Levels 4 and 5) set forth above will each be deemed automatically increased by .125%."